UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2005

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Alexion Pharmaceuticals, Inc. (the “Company”) determined incentive bonus targets, as well as individual performance goals and company-wide goals on which incentive bonuses for fiscal year 2006 will be based. Incentive bonus targets for named executive officers are based on the percentages of such officers’ base salaries. The goals relate primarily to pre-clinical matters, clinical trial and regulatory milestones, as well as commercialization preparedness and will be weighed by the Committee on an individual basis for each executive officer. The Committee will determine incentive bonuses at the end of fiscal year 2006 based on the extent to which the individual performance and company-wide goals were achieved by each executive officer as well as taking into consideration market and other data to ensure that executive officer compensation remains competitive.

Item 8.01 Other Events

On September 21, 2005, the Company’s Board of Directors designated the following individuals as the Company’s “officers” for purposes of Section 16 of the Exchange Act of 1934, as amended: Leonard Bell, our Chief Executive Officer; David W. Keiser, our President and Chief Operating Officer; Stephen P. Squinto, our Executive Vice President and Head of Research; Vikas Sinha, our Senior Vice President and Chief Financial Officer; Christopher F. Mojcik, our Senior Vice President, Clinical Development; and Thomas I.H. Dubin, our Senior Vice President and General Counsel.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: September 26, 2005	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel